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                                                                   Exhibit 10.5


                                    RELEASE

         For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and confessed, Highwaymaster Communications, Inc., formerly known as HM Holding Corporation, a Delaware corporation, and HighwayMaster Corporation, a Delaware corporation (each, a "Releasor"), each on behalf of itself, each of its predecessors, and each of its subsidiaries and their respective predecessors (each of the foregoing being called a "HighwayMaster Company") and the respective representatives, successors, and assigns of each HighwayMaster Company (collectively, the "Releasing Parties"), hereby fully releases, acquits, and forever discharges William C. Saunders ("Saunders") and his heirs, successors, assigns, and representatives (all of such persons being called collectively, the "Released Parties"), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, and demands of any kind whatsoever, at law or in equity, whether matured, or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown (collectively, "Claims") that the Releasing Parties (or any of them) had, now has, or hereafter can, shall, or may have against the Released Parties or any of them for, upon, or by reason of any matter, cause, or thing whatsoever arising in connection with or related to Saunders being, on or before the date of this Release, an officer, director, employee, or agent of, or having any other relationship (contractual or otherwise) with, a HighwayMaster Company, including but in no way limited to matters that involve any alleged negligence, misconduct, breach of contract, breach of fiduciary or other duty, malfeasance, misfeasance, criminal conduct, or violation of law by Saunders.

          EACH RELEASING PARTY HEREBY ACKNOWLEDGES AND AGREES THAT THIS RELEASE RELEASES CLAIMS ARISING FROM THE ACTUAL OR ALLEGED NEGLIGENCE OR OTHER FAULT OF THE RELEASED PARTIES.

         Each Releasor hereby agrees that it will not assert, and that it is estopped from asserting, against the Released Parties, or any of them, any Claim that it has released in this Release.

         This Release will be null and void and of no force or effect as to any Released Party with respect to any Releasing Party if that certain Release dated the date hereof executed by Saunders for the benefit of any Releasing Party is found, in a final, nonappealable order of a court of competent jurisdiction entered after pursuit and exhaustion of all appeals, to be ineffective with respect to such Releasing Party in some material respect and such Released Party or its successor in interest asserts a Claim against such Releasing Party that would have been released but for such order.

         No waiver or amendment of this Release, or the promises, obligations, or conditions herein, shall be valid unless set forth in writing and signed by the party against whom such waiver or amendment is to be enforced, and no evidence of any waiver or amendment of this Release shall be ordered or received in evidence in any proceeding, arbitration or litigation between the Releasing Parties (or any of them) and the Released Parties (or any of them) arising out of or affecting this Release unless such waiver or amendment is in writing and signed as stated above.




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         Each Releasor hereby represents and warrants that it has not assigned, pledged, or transferred in any manner to any person or entity any Claim that is the subject of this Release. The Releasors, jointly and severally, shall indemnify the Released Parties and each of them from and against all Claims that are the subject of this Release that are asserted by any person or entity by or through any Releasing Party or as a result of any assignment, pledge, or transfer that caused the foregoing representation to be false.

         Notwithstanding the foregoing, nothing in this Release is intended to release any prospective Claims arising on or after the date hereof under or pursuant to (a) the provisions of that certain Employment Agreement dated as of February 4, 1994, executed by HighwayMaster Corporation and Saunders, as amended through September 1, 1998 (except to the extent such amendment of the Employment Agreement releases, by its own terms, certain claims and provisions contained in the Employment Agreement prior to its amendment) that are applicable after or arise as a result of termination of employment; (b) that certain Stock Option Agreement executed by HighwayMaster Communications, Inc. and Saunders dated as of June 13, 1994, as amended on September 18, 1998, effective as of June 13, 1994; or (c) that certain Stock Option Agreement executed by HighwayMaster Communications, Inc. and Saunders dated as of September 18, 1998.

         The provisions of this Release shall be specifically enforceable.

         Executed in one or more counterparts as of December 15 , 1998.


                                        HIGHWAYMASTER COMMUNICATIONS, INC.


                                        By: /S/ Jana A. Bell
                                            ----------------------------------
                                            Jana A. Bell, President and CEO


                                        HIGHWAYMASTER CORPORATION


                                        By: /S/ Jana A. Bell
                                            Jana A. Bell, President and CEO



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